Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

by and between

DENTAL HOLDING, LLC

and

CANTEL MEDICAL CORP.

Dated as of October 1, 2019

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of October 1, 2019 (this “Agreement”), by and between Cantel Medical Corp., a Delaware corporation (the “Purchaser”), and Dental Holding, LLC, a limited company organized under the laws of Delaware (the “Seller”), and any Permitted Transferees who become party hereto from time to time in accordance with Section 7.8 of this Agreement.

WHEREAS, pursuant to that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of July 29, 2019, by and among the Purchaser, the Seller, Hu-Friedy Mfg. Co., LLC, a Delaware limited liability company (the “Company”) and the Purchaser has issued to the Seller shares of the Purchaser’s common stock, par value $0.10 per share (the “Purchaser Shares”), as partial consideration in exchange for the Seller’s sale to the Purchaser of all the outstanding membership interests of the Company; and

WHEREAS, the Purchaser has agreed to provide to the Holders certain registration rights with respect to certain of the Purchaser Shares issued to the Seller as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Defined Terms.  For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Agreement” is defined in the preamble of this Agreement.

“Blackout” is defined in Section 4.2(a).

“Blackout Period” is defined in Section 4.2(a).

“Block Trade” shall mean an underwritten offering not involving any “road show” which is commonly known as a “block trade”.

“Business Day” shall mean any day on which the New York Stock Exchange or such other principal exchange on which the Purchaser Shares are listed is open for trading.

“Company” is defined in the recitals of this Agreement.

“Effectiveness Period” is defined in Section 2.1.

“Eligible Securities” shall mean the “Excess Shares” as defined in Section 8.11 of the Purchase and Sale Agreement, and the shares of common stock or other securities (if any) issued with respect to, or in exchange for, such Excess Shares or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise by way of stock dividend, stock distribution or stock split.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean “free writing prospectus” as defined in Rule 405 promulgated by the SEC under the Securities Act.

“Holders” shall mean the Seller and any Permitted Transferees who hold Eligible Securities and become party to this Agreement pursuant to Section 7.8.

“Non-Underwritten Shelf Take-Down” is defined in Section 3.3.

“Permitted Transferees” shall mean any of the Persons set forth in Section 1.1(b) of the Seller Disclosure Letter to the Purchase and Sale Agreement who is transferred or assigned the right to receive Eligible Securities from the Seller and executes and delivers to the Purchaser an investor representation letter in the form attached thereto as Exhibit C.

“Person” shall mean an individual, a partnership (general or limited), corporation, real estate investment trust, joint venture, business trust, cooperative, limited liability company, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

“Piggyback Notice” is defined in Section 3.4.

“Piggyback Registration” is defined in Section 3.4.

“Piggyback Request” is defined in Section 3.4.

“Purchase and Sale Agreement” is defined in the recitals of this Agreement.

“Purchaser” is defined in the preamble of this Agreement.

“Purchaser Shares” is defined in the recitals of this Agreement, and shall include equivalent securities of any successor to the Purchaser.

“Registration Expenses” shall mean all expenses incurred in connection with the Purchaser’s performance of or compliance with  this Agreement including, without limitation, the following:  (i) the fees, disbursements and expenses of the Purchaser’s counsel, independent certified public accountants, experts and other persons retained by the Purchaser, and any other accounting fees, charges and expenses incurred by the Purchaser (including any expenses arising from any “comfort letters”); (ii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or issuer Free Writing Prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof; (iii) the cost of printing, delivering, or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all fees and expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws (including reasonable fees, charges and disbursements of one counsel to any underwriters incurred in connection with state securities laws qualifications of the Eligible Securities); (v) all fees and expenses incident to any required review by FINRA of the terms of the sale of Eligible Securities to be disposed of (including reasonable fees, charges and disbursements of one counsel to any underwriters, provided that such counsel is the same as the counsel under clause (iv)); (vi) SEC and blue sky filing and registration fees attributable to Eligible Securities; (vii) fees and expenses incurred in connection with the listing of Eligible Securities on the principal securities exchange or quotation system on which the Purchaser Shares are then listed; and (viii) the reasonable fees and disbursements for one counsel or firm to the Holders selected by the Seller (such fees and disbursements of counsel(s) or firm(s) not to exceed $150,000 in the aggregate without the Purchaser’s prior written consent).

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Scheduled Blackout” shall mean any ordinary course blackout period declared by the Purchaser in connection with an annual or quarterly earnings release in accordance with its bona fide trading and blackout policies.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

“Seller” is defined in the preamble of this Agreement.

“Selling Holder” shall mean each Holder with respect to which the Seller has requested registration of its Eligible Securities pursuant to Article II hereof or has Eligible Securities included in the Shelf Registration Statement.

“Shelf Registration Statement” is defined in Section 2.1.

“Suspension” is defined in Section 4.2(b).

ARTICLE II

SHELF REGISTRATION

Section 2.1            Shelf Registration Statement.  Subject to Section 4.2, and provided that the Purchaser is eligible to register the resale of Eligible Securities on Form S-3, the Purchaser shall, as promptly as reasonably practicable (but in no event later than ninety (90) days following the date hereof), use its reasonable best efforts to file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous or delayed basis pursuant to

Rule 415 under the Securities Act including, if the Purchaser is then eligible, as an automatic shelf registration, covering the resale of all of the Eligible Securities (the “Shelf Registration Statement”).  The Shelf Registration Statement shall be in a form permitting registration of all Eligible Securities for resale or distribution by the Holders in the manner or manners designated by the Seller.  The Purchaser will promptly notify the Seller when such Shelf Registration Statement has become effective.  The Purchaser shall not be required to maintain in effect more than one shelf registration at any one time pursuant to this Section 2.1.  The Purchaser shall (subject to the limitations on registration obligations of the Purchaser set forth herein) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement, or automatically if the Purchaser is eligible to file an automatically effective shelf registration statement, and (subject to the limitations on registration obligations of the Purchaser set forth herein) to keep the Shelf Registration Statement continuously effective under the Securities Act (including by filing a replacement Shelf Registration Statement upon expiration of a Shelf Registration Statement filed pursuant to this Section 2.1) until (the “Effectiveness Period”) the first date when all Eligible Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement.  The Purchaser may include in the Shelf Registration Statement other securities for sale for its own account or for the account of any other Person; provided that the Purchaser shall not include securities of the Purchaser for its own account or for the account of other Persons which are not Holders of Eligible Securities in a proposed Block Trade pursuant to this Agreement without the prior written consent of the Seller.

Section 2.2            Withdrawal of Stop Orders.  If the Shelf Registration Statement ceases to be effective for any reason, or is threatened to cease to be effective for any reason, at any time during the Effectiveness Period, the Purchaser shall, subject to Section 4.2, use its reasonable best efforts to prevent the issuance of, or obtain the prompt withdrawal of, any order suspending the effectiveness thereof.

Section 2.3            Supplement and Amendments.  Subject to Section 4.2, the Purchaser shall promptly supplement and amend the Shelf Registration Statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act.

Section 2.4            Expenses.  The Purchaser shall bear all Registration Expenses incurred in connection with any registration pursuant to Section 2.1 or offering pursuant to Article III.

ARTICLE III

UNDERWRITTEN OFFERING

Section 3.1            Underwritten Offering; Seller as Agent for Holders.  During the term of this Agreement, from and after the filing of the Shelf Registration Statement, the Purchaser shall effect an underwritten offering on one occasion either (i) following written notice from the Seller or (ii) at Purchaser’s election if Seller has not delivered such written notice within ninety (90) days after the date hereof, on the terms and subject to the conditions set forth in this Article III and the other provisions of this Agreement in which all of the Eligible Securities are sold.  Notwithstanding anything in this Agreement to the contrary, only the Seller, acting on behalf of itself and the other Holders, and the Purchaser shall have the ability to exercise the registration rights hereunder.

Section 3.2            Underwritten Shelf Takedown.

(a)         If, in the case of an offering pursuant to a Shelf Registration Statement filed pursuant to Section 2.1 and the Seller so elects (or if the Seller has not delivered written notice to effect an underwritten offering pursuant to this Agreement within ninety (90) after the date hereof, then if Purchaser so elects), such offering shall, by written notice delivered to the Purchaser or the Seller (as applicable), be in the form of a Block Trade (subject in any event to Section 4.2).  In the event of a Block Trade pursuant to this Section 3.2 (subject in any event to Section 4.2), (1) the electing party shall (i) give at least ten (10) Business Days’ prior notice in writing of such transaction to the other party (which notice may be given prior to the filing of the Shelf Registration Statement, provided that the Purchaser shall have no obligation to effect a Block Trade until the Shelf Registration Statement has been filed); and (ii) identify the potential underwriter(s) in such notice with contact information for such underwriter(s) for such Block Trade, which underwriter(s) shall be an investment banking firm(s) of national standing and shall be subject to the Purchaser’s reasonable approval and (iii) identify the total number of Eligible Securities expected to be offered and sold in the Block Trade and the applicable Selling Holders, and (2) each party shall use reasonable best efforts to cooperate with the other party in connection with the completion of such Block Trade.  For the avoidance of doubt, the Shelf Registration Statement shall not be deemed available for use by the Holders for purposes of this Section 3.2(a) during any Blackout Period.

(b)         In the case of an underwritten offering, the Purchaser and Selling Holders shall enter into and perform their respective obligations under an underwriting agreement with such underwriters for such offering, with such agreement to contain such representations and warranties by the Purchaser and Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, taking into account the Purchaser’s prior underwritten offerings, which may include, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI hereof and the provision of independent certified public accountants’ letters to the effect and to the extent provided in Section 4.1(f) hereof, and any other documents or certificates customary in similar offerings.  The Holders of Eligible Securities on whose behalf such securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Purchaser to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of such securities, but only to the extent such representations and warranties and other agreements are customarily made by issuers to selling stockholders in secondary underwritten public offerings.

Section 3.3            Non-Underwritten Shelf Take-Down.  If a Holder desires to effect (or if the Seller has not delivered written notice to effect an underwritten offering pursuant to this Agreement within one-hundred ninety (90) days after the date hereof, then if Purchaser desires to be effected) a shelf take-down under and pursuant to the Shelf Registration Statement that does not constitute an underwritten offering pursuant to Section 3.2(a) (a “Non-Underwritten Shelf Take-Down”), such Holder (or if applicable, the Purchaser) shall so indicate in a written request delivered to the Purchaser or the Seller (as applicable) no later than ten (10) Business Days prior to the expected date of such Non-Underwritten Shelf Take-Down (which notice may be given prior to the filing of the Shelf Registration Statement, provided that the Purchaser shall have no obligation to effect a Block Trade until the Shelf Registration Statement has been filed), which request shall include (i) the total number of Eligible Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down and the applicable Selling Holders, (ii) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Take-Down, and, to the extent necessary to effect such Non-Underwritten Shelf Take-Down, the Purchaser shall use its reasonable best efforts to (x) file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable and (y) enter into and perform its obligations under documents or certificates customary in similar offerings and consistent with the Purchaser’s past practice, including, without limitation, placement agent agreements with the applicable brokers.  Notwithstanding the foregoing, the Purchaser shall not be required to file an amendment or supplement to its Shelf Registration Statement within thirty (30) days of a previous amendment or supplement to the Shelf Registration Statement.

Section 3.4            Piggyback Registration.  If the Purchaser proposes to file a registration statement under the Securities Act with respect to an offering of Purchaser Shares, whether or not for sale for its own account and whether or not an underwritten offering or an underwritten registration, then the Purchaser shall give prompt written notice of such filing no later than ten (10) Business Days prior to the filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of Eligible Securities as each such Holder may request (each, a “Piggyback Registration”). If any written requests for inclusion therein (each, a “Piggyback Request”) are delivered to the Purchaser within ten (10) Business Days after notice has been given to the applicable holder, then the Purchaser shall include all Eligible Securities specified in such a Piggyback Request in any such registration statement filed by the Purchaser (it being understood that the Purchaser shall have no obligation to file any such registration statement as a result of the receipt of any Piggyback Request).  Notwithstanding the foregoing, if the Purchaser proposes to file such a registration statement prior to the date that is ten (10) Business Days after the date of this Agreement, then the Purchaser shall give the Piggyback Notice as soon as reasonably practicable prior to the filing of such registration statement and the Seller shall coordinate with the Holders to deliver any Piggyback Request as promptly as reasonably practicable and prior to the expected filing date.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1            Registration and Qualification.  If and whenever the Purchaser is required to use its reasonable best efforts to effect the registration of Eligible Securities under the Securities Act as provided in Article II hereof, and subject to the limitations set forth in Article II and this Section 4.1, in connection therewith, the Purchaser shall, as promptly as practicable:

(a)                                 prepare, file and use reasonable best efforts to cause to become effective and to remain continuously effective a Shelf Registration Statement regarding the Eligible Securities to be offered (as provided in Section 2.1);

(b)                                 prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective or in connection with any shelf takedown, to name any Selling Holder or to update the prospectus or prospectus supplement in response to the conditions described in Sections 4.1(g)(i) or 4.1(g)(vi);

(c)                                  furnish to the Seller and any Selling Holders and to any underwriter of such Eligible Securities such number of conformed copies of such Shelf Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

(d)                                 use reasonable best efforts to register or qualify all Eligible Securities covered by such Shelf Registration Statement under such other securities or blue sky or similar laws of such jurisdictions as the Seller or any underwriter of such Eligible Securities shall reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Holders and each underwriter, if any, to consummate the disposition of Eligible Securities in such jurisdiction(s), except the Purchaser shall not for any such purpose be required to qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it is not so qualified, or to subject itself to taxation on its income in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

(e)                                  use reasonable best efforts to list the Eligible Securities on the principal national securities exchange or quotation system on which the Purchaser’s shares of common stock are then listed, if the listing of such securities is then permitted under the rules of such exchange;

(f)                                   in the case of an underwritten offering, upon such Selling Holder’s request, use reasonable best efforts to cause to be furnished to any underwriter for any underwritten offering and, to the extent permitted by applicable accounting rules and practices and subject to the Selling Holders providing customary representations, to the Selling Holders a “comfort letter” signed by the independent certified public accountants who have audited the Purchaser’s financial statements included in, or incorporated by reference into, such Shelf Registration Statement, addressed to them; provided, that the “comfort letter” shall cover such matters as such underwriter or the Selling Holders may reasonably request, but only to the extent substantially the same matters with respect to such Shelf Registration Statement (and the prospectus included therein) are customarily covered in an independent certified public accountants’ letter delivered to underwriters in underwritten public offerings of securities;

(g)                                  notify the Seller in writing as soon as reasonably practicable:

(i)                                     (A) when a prospectus, any prospectus supplement or issuer Free Writing Prospectus or post-effective amendment is proposed to be filed in respect of a Shelf Registration Statement filed pursuant to this Agreement, and (B) with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)                                  of any written or oral comments from the SEC with respect to a Shelf Registration Statement filed pursuant to this Agreement or any amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, and of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related prospectus or for additional information related thereto;

(iii)                               of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of any Shelf Registration Statement filed pursuant to this Agreement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Purchaser of any notification with respect to the suspension of qualification or exemption from qualification of any of the Eligible Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(v)                                 of the existence of any fact or the happening of any event that makes any statement of material fact made in any Shelf Registration Statement filed pursuant to this Agreement or related prospectus untrue in any material respect, or that requires the making of any changes in such Shelf Registration Statement or prospectus so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the prospectus, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)                              of the determination by the Purchaser that a post-effective amendment to a Shelf Registration Statement filed pursuant to this Agreement will be filed with the SEC;

(h)                                 upon the occurrence of any event contemplated by Section 4.1(g)(v) hereof, at the request of the Seller, prepare and furnish to the Seller as many copies as reasonably requested of a supplement or amendment, including, if appropriate, a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)                                     if requested by any Selling Holder in connection with the offering or sale of Eligible Securities pursuant to this Agreement, use reasonable best efforts to include as promptly as reasonably practicable in a prospectus supplement or amendment such information as the Seller may reasonably request, and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Purchaser has received such request;

(j)                                    in the case of an underwritten offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering, of counsel representing the Purchaser for the purposes of such registration (including in-house counsel), addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters may reasonably request and are customarily included in such opinions and negative assurance letters;

(k)                                 in the case of an underwritten offering,

(i)                                     use its reasonable best efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any reasonable and customary due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Eligible Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its Public Offering System or (B) required to be retained in accordance with the rules and regulations of FINRA; and

(ii)                                  use reasonable best efforts to take all such actions as the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Eligible Securities (including, without limitation, causing senior management and other personnel of Purchaser to reasonably cooperate with Seller and the underwriter(s) in connection with performing due diligence) and use reasonable best efforts to cause its counsel to issue written opinions of counsel, including all opinions of outside counsel to Purchaser required to be included in the registration statement, addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions.

(l)                                     otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Eligible Securities contemplated by this Agreement; and

(m)                             if requested by the managing underwriters, if any, or by the Seller, to the extent reasonably acceptable to the Purchaser, as promptly as reasonably practicable incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters, if any, or the Seller may reasonably request in order to permit the intended method of distribution of such securities.

Section 4.2                                             Blackout Periods/Suspension.

(a)                                 If at any time (i) the Purchaser is pursuing a financing, acquisition, disposition, merger, reorganization or similar transaction and determines in good faith that the filing or amendment of a Shelf Registration Statement or offering or sale of Eligible Securities pursuant thereto (or any disclosures required to be made in connection therewith) would materially adversely affect or materially delay its ability to pursue or consummate such transaction, (ii) the Purchaser determines in good faith that the filing or amendment of a Shelf Registration Statement or offering or sale of Eligible Securities pursuant thereto would be reasonably likely to require disclosure of non-public material information that the Purchaser determines in good faith is not in the best interests of the Purchaser and its shareholders or (iii) during a Scheduled Blackout (either (i), (ii) or (iii), a “Blackout”), the Purchaser shall not be required to effect any registration of Eligible Securities and each Selling Holder shall, upon its receipt of written notice of such Blackout from the Purchaser, suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:  (x) forty-five (45) days after the Purchaser’s delivery of such written notice to the Selling Holders; and (y) such time as the Purchaser notifies the Selling Holders that the Blackout Period has been terminated.  The Holders receiving notice of a Blackout shall maintain the confidentiality of the existence (and circumstances, to the extent known) of the Blackout and shall not trade on the basis thereof.  The number of days from such suspension of offers or sales by the Selling Holders until the day when such offers or sales may be resumed under clause (i) (ii) or (iii) hereof is hereinafter called a “Blackout Period.”  In no event (x) may the Purchaser deliver more than one (1) notice of a Blackout Period (other than of any Scheduled Blackout) and (y) may the duration of the Blackout Period exceed sixty (60) days.

(b)                                 Upon receipt of notification of any event contemplated by Sections 4.1(g)(ii), (iii), (iv), (v) or (vi) hereof, the Selling Holders and any underwriters acting in connection with any underwritten offering shall refrain from selling any Eligible Securities pursuant to the Shelf Registration Statement or using a prospectus or any supplement thereto (a “Suspension”) until the Selling Holders and any underwriters acting in connection with any underwritten offering have received copies of a supplemented or amended prospectus prepared and filed by the Purchaser, or until such Selling Holders and underwriters are advised in writing by the Purchaser that the current prospectus or supplement thereto may be used.  In the event of any Suspension, subject to Section 4.2(a), the Purchaser will use its reasonable best efforts to cause the availability for use of the Shelf Registration Statement and the prospectus to be resumed as soon as reasonably possible after delivery of the notification contemplated by Sections 4.1(g)(ii), (iii), (iv), (v) and (vi) hereof.

(c)                                  In the event of any Blackout Period or Suspension, the Purchaser may impose stop transfer instructions with respect to the sale or transfer of Eligible Securities by the Selling Holders and any underwriters acting in connection with any underwritten offering until the end of the applicable Blackout Period or Suspension.

Section 4.3            Qualification for Rule 144 Sales.  Until such time as all Eligible Securities have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or, if earlier, such time as no Eligible Securities remain outstanding (including pursuant to clause (ii) of the Eligible Securities definition), the Purchaser shall use its reasonable best efforts to comply with the filing requirements described in Rule 144 (c)(1) so as to enable the Holders to sell Eligible Securities without registration under the Securities Act and, upon the written request of any Holder, the Purchaser shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

Section 4.4            Certificates.  The Purchaser and each Holder of Eligible Securities agrees that upon either the sale of Eligible Securities pursuant to a Shelf Registration Statement (or upon the reasonable request of such Holder or underwriter, prior to but contingent upon such sale) or upon such Holder’s satisfaction of the relevant holding period under Rule 144, and at such Holder’s request, such Holder and the Purchaser shall use reasonable best efforts to cooperate with each other to exchange such Holder’s certificates for such Eligible Securities for new certificates in a form reasonably satisfactory to Seller and not bearing a legend restricting transfer under the Securities Act.  Such Holder of Eligible Securities shall provide such certificates, documents and/or legal opinions as the Purchaser and the Purchaser’s registrar and transfer agent may reasonably request in connection with this Section 4.4.

Section 4.5            Holder Efforts.  If and whenever the Purchaser is permitted to elect to consummate an offering of the Eligible Securities pursuant to Article III, each Holder shall use its reasonable best efforts to take any actions as are necessary to effect the sale of the Eligible Securities as contemplated by such election pursuant to this Agreement as promptly as practicable.

ARTICLE V

PREPARATION; CONFIDENTIALITY; CONDITIONS

Section 5.1            Preparation; Reasonable Investigation.  In connection with the preparation and filing of each Shelf Registration Statement registering or offering Eligible Securities under the Securities Act and any prospectus supplement thereto, the Purchaser will give any Selling Holders and the underwriters, if any, and their respective counsel, independent certified public accountants and other agents, drafts of such registration statement and any prospectus supplement thereto for their review and comment a reasonable time prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Purchaser with its officers, counsel and the independent certified public accountants who have certified its financial statements as shall reasonably be necessary to conduct a reasonable investigation within the meaning of the Securities Act; provided, that the Purchaser may require them to enter into a customary confidentiality agreement.

Section 5.2            Conditions to Registration.  The obligations of the Purchaser to effect or maintain any registration with respect to any Holder pursuant to Article II of this Agreement will be subject to the following conditions:  (a) such Holder shall furnish to the Purchaser such information with respect to such Selling Holder, the Eligible Securities or the distribution of such Eligible Securities as the Purchaser may from time to time reasonably request in writing, to the extent required by the Securities Act or under any state securities or “blue sky” laws or requested by the SEC (including, for the avoidance of doubt, with respect to any registration statement, amendment thereto, prospectus, post-effective amendment or response to comments from the staff of the SEC) and shall promptly notify the Purchaser of any material changes in such information; (b) in the case of an underwritten offering, such Selling Holder shall enter into a customary underwriting agreement with the underwriter and any other documents or certificates customary in similar offerings; and (c) such Selling Holders shall not use any Free Writing Prospectus in connection with the sale of the Eligible Securities without the prior written consent of the Purchaser.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

Section 6.1            Indemnification.

(a)         In the event of any registration of Eligible Securities hereunder, the Purchaser will indemnify and hold harmless each Selling Holder, its directors, trustees, officers, partners, direct and indirect equityholders and employees and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances in which they were made) not misleading, and the Purchaser will reimburse each such Selling Holder and each such director, trustee, officer, partner, or employee, underwriter and controlling person for any out-of-pocket legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, issuer Free Writing Prospectus, “issuer information” (as defined in Rule 433 of the Act), amendment or supplement in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of any Selling Holder or underwriter expressly for use therein.

(b)         Each Selling Holder severally will, and hereby does, indemnify and hold harmless the Purchaser, its directors, officers, employees, and each person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Purchaser within the meaning of the Securities Act against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any Free Writing Prospectus or any “issuer information” (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances in which they were made) not misleading, but only to the extent that such statement or omission was made in reliance upon and, in conformity with, written information furnished by or on behalf of such Selling Holder to the Purchaser expressly for use therein.  In no event shall the aggregate amounts payable by any Selling Holder by way of indemnity or contribution under this Article VI exceed the net proceeds from the related offering received by such Selling Holder.

(c)          Promptly after receipt by any indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in paragraphs (a) or (b) of this Section 6.1, the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under paragraphs (a) or (b) of this Section 6.1 (except to the extent that it has been prejudiced by such failure).  In case any such action, suit, claim or proceeding is brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party within thirty (30) days after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (at its sole cost).  Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding or(ii) the indemnifying party shall have failed to assume the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding or .  If any of the events specified in clauses (i) or(ii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel (plus local counsel as reasonably required) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party.  If, in any case specified in the foregoing clauses (i) or (ii), the indemnified party employs separate counsel(s), the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party.  Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld, delayed or conditioned).  No indemnifying party shall, without the written consent of the relevant indemnified party, effect any settlement of any pending or threatened action, suit, claim or proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are or could have been the subject matter of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.  Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

(d)         If for any reason the indemnity under this Section 6.1 is unavailable or is insufficient to hold harmless any indemnified party under paragraphs (a) or (b) of this Section 6.1, then the indemnifying parties shall contribute to the amount paid or payable to the indemnified party as a result of any loss, claim, expense, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or the Selling Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  If, however, the allocation provided in the second preceding sentence is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount herein before calculated, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph (d) of Section 6.1 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (d) of Section 6.1. Notwithstanding the anything to the contrary in this Agreement, each Holder shall not be required to contribute an amount greater than the net proceeds received by such Holder from the sale of Eligible Securities pursuant to the registration statement to which claims relate.

(e)          All legal and other expenses reasonably incurred by or on behalf of any indemnified party in connection with investigating or defending any loss, claim, expense, damage, liability, action or proceeding which are to be borne by the indemnifying party pursuant to this Section 6.1 shall be paid by the indemnifying party in advance of the final disposition of such investigation, defense, action or proceeding within thirty (30) days after the receipt by the indemnifying party of a statement or statements from the indemnified party requesting from time to time such payment, advance or advances.  The entitlement of each indemnified party to such payment or advancement of expenses shall include those incurred in connection with any action or proceeding by the indemnified party seeking an adjudication or award in arbitration pursuant to this Section 6.1.  Such statement or statements shall reasonably evidence such expenses incurred by the indemnified party in connection therewith.

(f)           (i)                                     In the event that advances are not made pursuant to this Section 6.1 or payment has not otherwise been timely made, each indemnified party shall be entitled to seek a final adjudication in an appropriate court of competent jurisdiction of the entitlement of the indemnified party to indemnification or advances hereunder.

(ii)                                  The Purchaser and the Selling Holders agree that they shall be precluded from asserting that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable.  The Purchaser and the Selling Holders further agree to stipulate in any such court that the Purchaser and the Selling Holders are bound by all the provisions of this Section 6.1 and are precluded from making any assertion to the contrary.

(g)          In the event that any indemnified party is a party to or intervenes in any proceeding to which the validity or enforceability of this Section 6.1 is at issue or seeks an adjudication to enforce the rights of any indemnified party under, or to recover damages for breach of, this Section 6.1, the indemnified party, if the indemnified party prevails in whole in such action, shall be entitled to recover from the indemnifying party and shall be indemnified by the indemnifying party against, any expenses reasonably incurred by the indemnified party.  If it is determined that the indemnified party is entitled to indemnification for part (but not all) of the indemnification so requested, expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the indemnified party is entitled to indemnification and for such claims, issues or matters for which the indemnified party is not so entitled.

(h)         The indemnity agreements contained in this Section 6.1 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Eligible Securities by any Holder.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Captions.  The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

Section 7.2            Severability.  If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

Section 7.3            Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.  Each party hereby irrevocably and unconditionally waives to the fullest extent permitted by law any right such party may have to a trial by jury in respect of any action, claim or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

Section 7.4            Consent to Jurisdiction.  EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE, AND ANY APPROPRIATE APPELLATE COURTS THEREFROM, WITH RESPECT TO ALL MATTERS RELATING TO THIS AGREEMENT, WAIVES ALL OBJECTIONS BASED ON LACK OF VENUE AND FORUM NON CONVENIENS, AND IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF ALL SUCH COURTS.

Section 7.5            Modification and Amendment.  This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

Section 7.6            Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.7            Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

Section 7.8            Assignment; Successors and Assigns.  This Agreement and the rights granted hereunder may be assigned by the Seller only (i) upon the prior written consent of the Purchaser, which may be granted or withheld by the Purchaser in its sole and absolute discretion or (ii)  to any Permitted Transferee who acquires Eligible Securities from the Seller.  Upon any such assignment, the Seller shall provide to the Purchaser the name and address of each such Permitted Transferee and the number of securities transferred to such Permitted Transferee, and the Permitted Transferee shall execute and deliver to the Purchaser an instrument, in form and substance acceptable to the Purchaser, agreeing to be bound by the terms of this Agreement as if it were an original party hereto.  No assignment or delegation of this Agreement by the Purchaser, or any of the Purchaser’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.  This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and permitted assigns.

Section 7.9            Notices.  Unless otherwise specified herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt.  All notices and other communications shall be sent to the Purchaser or the Holders, respectively, at the address listed on the signature page hereof or at such other address as the Purchaser or the Holders, respectively, may designate by ten (10) days’ advance written notice to the other parties hereto.

Section 7.10     Specific Performance.  The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

Section 7.11     No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be signed, all as of the date first written above.

CANTEL MEDICAL CORP.

By:	/s/ Jeff Mann
Name: Jeff Mann
Title: Senior Vice President, General Counsel and Secretary

Cantel Medical Corp.
150 Clove Road
Little Falls, New Jersey 07424
Email: jeff.mann@cantelmedical.com
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: (212) 403-2000
Email: IKirman@wlrk.com
Attention: Igor Kirman

[Signature Page to Registration Rights Agreement]

DENTAL HOLDING, LLC

By:	/s/ Ronald Saslow
Name: Ronald Saslow
Title: Chief Executive Officer

Dental Holding, LLC
3232 North Rockwell Street
Chicago, Illinois 60618
Email: mberns@hu-friedy.com
Attention: General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800
Chicago, Illinois 60611
Email:	mark.gerstein@lw.com
jason.morelli@lw.co
Attention:	Mark D. Gerstein
Jason Morelli

[Signature Page to Registration Rights Agreement]